ANNUAL STATEMENT OF COMPLIANCE

                  American Home Mortgage Servicing, Inc.

                 American Home Mortgage Assets Trust 2006-3
           Mortgage-Backed Pass-Through Certificates, Series 2006-3

            I, David M. Friedman, a duly authorized officer of American Home Mortgage Servicing, Inc., as servicer (the
       "Servicer") pursuant to the Servicing Agreement, dated as of July 28, 2006 (the "Agreement"), among Wells Fargo Bank, N.A., as Master Servicer, American Home Mortgage Corp., as Sponsor, the Servicer and Citibank, N.A., as Trustee, hereby certify that:

            1. A review of the Servicer's activities during the period from and including January 1, 2006 through and including December 31, 2006 (the "Reporting Period") and of the Servicer's performance under the Agreement has been made under my supervision.

            2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 9th day of March, 2007.

                              By:  /s/ David M. Friedman
                              -----------------------------
                              Name:  David M. Friedman
                              Title: Executive
                              Vice President